Exhibit 21

List of Subsidiaries of the Company

Entity Name	Jurisdiction of Formation	Formation Date	Entity Status
Active Entities
Fortrea Argentina S.A.	Argentina	10/24/1997	Active
Fortrea Australia Pty Ltd	Australia	9/13/1988	Active
Fortrea Austria GmbH	Austria	6/21/2012	Active
Covance (Barbados) Holdings Ltd.	Barbados	9/26/2017	Active
Covance (Barbados) Ltd.	Barbados	9/26/2017	Active
Fortrea Belgium SRL	Belgium	11/15/1988	Active
Chiltern Pesquisa Clinica Ltda.	Brazil	3/23/1999	Active
Fortrea Brazil Limitada	Brazil	8/1/2007	Active
Fortrea Development Limited - Bulgarian Branch	Bulgaria	1/23/2006	Active
Theorem Research Associates, Inc.	CA	12/31/1990	Active
Fortrea Canada Inc.	Canada	1/1/2019	Active
Fortrea Chile Limitada	Chile	3/3/2007	Active
Fortrea Pharmaceutical Research & Development (Beijing) Co Ltd, Chengdu Branch	China	9/5/2023	Active
Fortrea Pharmaceutical Research & Development (Beijing) Co Ltd, Nanjing Branch	China	9/7/2023	Active
Fortrea Pharmaceutical Research & Development (Beijing) Co Ltd, Shanghai Branch	China	1/1/2011	Active
Fortrea Pharmaceutical Research & Development (Beijing) Co Ltd, Xi’an Branch	China	11/13/2023	Active
Fortrea Pharmaceutical Research & Development (Beijing) Co., Ltd. Dalian Branch	China	12/1/2016	Active
Fortrea Pharmaceutical Research & Development (Beijing) Co., Ltd. Guangzhou Branch	China	11/1/2015	Active
Fortrea Pharmaceutical Research & Development (Beijing) Co., Ltd., Hangzhou Branch	China	7/6/2022	Active
Fortrea Pharmaceutical Research and Development (Beijing)Co., Ltd.	China	1/18/2005	Active
Fortrea Colombia Ltda	Colombia	9/19/2008	Active
Fortrea Costa Rica SRL	Costa Rica	4/6/2017	Active
Fortrea Development Limited odštěpný závod	Czechia	8/25/2005	Active
Endpoint Clinical Inc.	DE	1/29/2010	Active
Fortrea Asia-Pacific Inc.	DE	9/15/2004	Active
Fortrea CRU Inc.	DE	12/23/1997	Active
Fortrea Holdings Inc.	DE	1/31/2023	Active
Fortrea Latin America Inc.	DE	11/30/2006	Active
Fortrea Patient Access Inc.	DE	10/20/1995	Active
Fortrea Specialty Pharmacy LLC	DE	8/19/2008	Active
SnapIoT, Inc.	DE	3/26/2009	Active
Fortrea Denmark ApS	Denmark	5/8/2013	Active
Fortrea Development Limited Eesti filiaal	Estonia	3/28/2017	Active
Fortrea Development Limited Suomen sivuliike	Finland	4/13/2012	Active

Fortrea Clinical Research Unit Inc.	FL	9/10/1986	Active
Fortrea France SARL	France	10/12/2008	Active
Fortrea Germany GmbH	Germany	6/19/1995	Active
Fortrea Development Limited Greek Branch	Greece	4/24/2017	Active
Fortrea Guatemala S.A.	Guatemala	7/21/2020	Active
Fortrea Hong Kong Limited	Hong Kong	7/16/2007	Active
Fortrea Hungary Kft	Hungary	5/20/2003	Active
Endpoint eClinical India Private Limited	India	12/12/2017	Active
Fortrea Clinical Development Pvt Ltd	India	2/1/2005	Active
Fortrea Development India Private Limited	India	7/10/2007	Active
Fortrea Scientific Private Limited	India	4/21/2007	Active
Fortrea Ireland Limited	Ireland	2/7/2023	Active
Fortrea Development Limited	Israel	9/28/2008	Active
Fortrea Development Limited Filiale Italiana	Italy	12/30/2004	Active
SnapIoT Europe s.r.l.	Italy	3/26/2009	Active
Fortrea Japan K.K.	Japan	6/1/2004	Active
Fortrea Korea Limited	Korea, Republic Of	1/12/2005	Active
Fortrea Development Limited Latvijas filiāle	Latvia	3/7/2017	Active
Fortreal Development Limited filialas	Lithuania	7/8/2010	Active
Fortrea Malaysia Sdn. Bhd.	Malaysia	5/29/2006	Active
Fortrea Inc.	MD	6/22/2023	Active
Fortrea Clinical Development Mexico S.DeR.L.DeC.V.	Mexico	2/16/2007	Active
Fortrea Netherlands B.V.	Netherlands	12/28/2022	Active
Theorem Clinical Research Holdings B.V.	Netherlands	12/31/1985	Active
Theorem Clinical Research International B.V	Netherlands	9/11/2001	Active
Theorem Clinical Research Latin America B.V.	Netherlands	8/1/2002	Active
Fortrea New Zealand Limited	New Zealand	9/24/2012	Active
Fortrea Development Limited	Norway	6/4/2012	Active
Fortrea GP, Inc.	NV	11/8/1999	Active
Fortrea Research Holdings LLC	NV	11/8/1999	Active
Fortrea Peru S.A.	Peru	8/20/2007	Active
Fortrea Philippines Inc.	Philippines	9/12/2012	Active
Fortrea Poland Sp. z o.o.	Poland	9/18/2001	Active
Fortrea Development Limited Sucursal em Portugal	Portugal	2/27/2012	Active
Fortrea Development Limited Maidenhead Sucursala Bucuresti	Romania	2/23/2006	Active
Fortrea Development Limited (Moscow)	Russian Federation	3/3/2006	Active
Fortrea Development Limited (St Petersburg)	Russian Federation	9/13/2007	Active
Fortrea Development Limited Predstavništvo	Serbia	3/19/2012	Active
Fortrea Singapore Pte. Ltd.	Singapore	3/27/2023	Active
Fortrea Development Limited - o.z.	Slovakia	12/4/2008	Active
Fortrea South Africa (Pty) Limited	South Africa	9/13/2010	Active
Fortrea Spain SA	Spain	7/17/2000	Active
Fortrea Development Limited Sverige filial	Sweden	2/7/1997	Active
Fortrea Switzerland AG	Switzerland	4/8/2010	Active

Fortrea Taiwan Limited	Taiwan, Province Of China	9/26/2005	Active
Fortrea (Thailand) Limited	Thailand	9/13/2005	Active
Fortrea Turkey Clinical Study Limited Company	Turkey	7/19/2011	Active
Fortrea Clinical Research LP	TX	11/15/1999	Active
Fortrea Data Sciences Ukraine LLC	Ukraine	1/1/1900	Active
Fortrea Development Ukraine LLC	Ukraine	4/2/2007	Active
Chiltern International Limited (CIL)	United Kingdom	4/8/1982	Active
Endpoint Clinical (UK) Limited	United Kingdom	6/13/2017	Active
Fortrea Clinical Research Unit Limited	United Kingdom	10/17/1991	Active
Fortrea Development Limited	United Kingdom	5/23/1986	Active
Fortrea UK Holdings Limited	United Kingdom	11/6/1991	Active
Havenfern Ltd	United Kingdom	10/19/1983	Active
Inactive Entities
Chiltern International Sro	Czechia	10/24/2007	Inactive - Dissolution to follow
Nexigent Inc.	DE	6/30/2000	Inactive - Dissolved
Fortrea Inc.	DE	10/25/1993	Inactive - Converted
Labcorp US Holdings Limited LLC	DE	2/1/2016	Inactive - Dissolved
Labcorp US Holdings Partnership LP	DE	2/24/2016	Inactive - Dissolved
Chiltern International Ltd	Israel	6/26/2011	Inactive - Dissolution pending
Covance Asia-Pacific Inc. - Philippines Branch	Philippines	5/24/2012	Active - Dissolution to follow
Chiltern Clinical Research (Philippines) Inc.	Philippines	9/1/2014	Inactive - Dissolution to follow
Integrated Development Associates Philippines, Inc	Philippines	1/27/2015	Inactive - Dissolution to follow
Chiltern International AB	Sweden	11/24/1993	Inactive - Dissolution to follow
Theorem Clinical Research Co., Ltd.	Thailand	4/22/2013	Inactive - Dissolution pending
Covance Clinical and Periapproval Services LLC	Ukraine	11/10/2008	Inactive - In Liquidation
Ockham Development Group (Holdings) UK Ltd	United Kingdom	1/20/2012	Inactive - Dissolved
Ockham Europe Limited	United Kingdom	4/8/1999	Inactive - Dissolved